UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36642	45-5605880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Ashton Blvd. Lehi, UT		84043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 404-4129

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VSLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Entry into Loan Agreement by Vivint Solar Financing Holdings 2 Borrower, LLC

On May 27, 2020 (the “Closing Date”), Vivint Solar Financing Holdings 2 Borrower, LLC (the “Borrower”), a wholly owned indirect subsidiary of Vivint Solar, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with certain lender entities managed, advised or sub-advised by Brookfield Asset Management, Inc. (the “Lenders”), under which the Borrower may incur up to an aggregate principal amount of $300 million in term borrowings (the “HoldCo Financing Facility”).  The Borrower drew down $200 million of the term borrowings on May 29, 2020, and $100 million of delayed draw commitments are available to be drawn upon the satisfaction of certain customary conditions precedent.  The Loan Agreement provides that loans under the HoldCo Financing Facility are intended to be used  for general corporate purposes of the Company and its subsidiaries. The HoldCo Financing Facility matures on May 26, 2023. The loans under the HoldCo Financing Facility shall accrue interest at a fixed interest rate equal to 8.00% per annum.

As collateral for the Borrower’s obligations under the Loan Agreement, the direct owner of the Borrower, Vivint Solar Financing Holdings 2 Borrower Parent, LLC, has pledged 100% of the membership interests of the Borrower and the Borrower has provided a security interest in substantially all of its assets, including 100% of the membership interests in its direct subsidiaries.

The Loan Agreement includes customary events of default, conditions to borrowing and covenants for a facility of a type similar to the HoldCo Financing Facility, including negative covenants that restrict the ability to incur liens, incur indebtedness, execute certain change of control transactions, business combinations or other fundamental changes to their business, dispose of assets, make certain types of restricted payments or enter into certain related party transactions, subject to customary exceptions, including permitting certain senior debt facilities (and the refinancing thereof) at subsidiaries of the Borrower and the liens associated therewith. In addition, the Company is subject to a consolidated loan-to-value financial covenant that requires the Borrower to maintain, a ratio of total debt to the Borrower’s share of the aggregate discounted solar asset balance of the assets owned by subsidiaries of the Borrower of not greater than the Maximum Consolidated LTV Ratio as of the last business day of each February, May, August and November prior to the maturity date.  “Maximum Consolidated LTV Ratio” means a consolidated LTV ratio of 90%, as reduced by 1% for each $50 million of proceeds from permitted subsidiary debt financings that have been applied to a mandatory prepayment of the loans and in any event stepping down to 88% on the first anniversary of the Closing Date and 86% on the second anniversary of the Closing Date.

If an event of default occurs, the lenders under the Loan Agreement will be entitled to take various actions, including the termination of any undrawn commitments and the acceleration of amounts due under the Loan Agreement.

The description of the Loan Agreement is qualified in its entirety by reference to the text of the Loan Agreement, which will be filed as an exhibit to the Company’s next periodic report.

Amendment of Credit Agreement by Vivint Solar Financing VI, LLC

On May 29, 2020, Vivint Solar Financing VI, LLC (the “Warehouse Borrower”), a wholly owned indirect subsidiary of Borrower, entered into an amendment (the “Warehouse Amendment”) to its Credit Agreement, dated as of August 6, 2019 (the “Warehouse Credit Agreement”), by and among the Warehouse Borrower, certain financial institutions as lenders and funding agents (the “Warehouse Lenders”), and Bank of America, N.A., acting as administrative agent and collateral agent.  The Warehouse Amendment modified the Warehouse Credit Agreement, including, with respect to the following items (all terms not defined herein are defined in the Warehouse Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 6, 2019):

•

The revolving advance commitments have increased by $245 million (the “Revolving Advance Commitment Increase”).  As amended by the Warehouse Amendment, the Warehouse Credit Agreement provides for an aggregate of $570 million in revolving advance commitments.

•

The applicable margin has been increased to 3.10% per annum during the Availability Period and 4.10% during an Amortization Period.  The applicable margin had previously been 2.375% per annum during the Availability Period and 3.375% during an Amortization Period.

•

The Unused Line Fee Percentage has been increased to 0.65% per annum if the Usage Percentage is 50% or more and 0.85% if the Usage Percentage is less than 50%.  The Unused Line Fee Percentage had previously been .50% per annum if the Usage Percentage is 50% or more and 0.65% if the Usage Percentage is less than 50%.

The description of the Warehouse Amendment is qualified in its entirety by reference to the text of the Warehouse Amendment, which will be filed as an exhibit to the Company’s next periodic report.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Loan Agreement and Warehouse Amendment described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 7.01 Regulation FD.

On June 2, 2020, the Company issued a press release announcing the closing of the HoldCo Financing Facility and the Warehouse Amendment. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information, including the information contained in the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Vivint Solar, Inc., dated June 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

Date: June 2, 2020	By:	/s/ Dana Russell
Dana Russell
Chief Financial Officer, Executive Vice President, and Assistant Secretary